Exhibit 99.1

BJ’s Restaurants, Inc. Reports Strong Financial Results for the Fourth Quarter and Fiscal Year of 2007

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported financial results for the fourth quarter and fiscal year ended January 1, 2008.

Highlights for the 13 weeks ended January 1, 2008 compared to the 13 weeks ended January 2, 2007 were as follows:

  Revenues increased approximately 29% to $85.2 million
  Comparable restaurant sales increased 4.9%
  Net income increased approximately 31% to $3.7 million
  Diluted net income per share increased 27% to $0.14
  Four new restaurants opened
  Total restaurant operating weeks increased approximately 24% to 873

Highlights for the 52 weeks ended January 1, 2008 compared to the 52 weeks ended January 2, 2007, were as follows:

  Revenues increased approximately 32% to $316.1 million
  Comparable restaurant sales increased 6.2%
  Net income and fully diluted net income per share increased approximately 19% and 7% to $11.7 million and $0.44, respectively
  Excluding the effect of a non-cash, pretax charge of $2.0 million in the first quarter of fiscal 2007 primarily related to asset disposals, non-GAAP net income and fully diluted net income per share increased approximately 33% and 20% to $13.1 million and $0.49, respectively
  Thirteen new restaurants opened
  Total restaurant operating weeks increased approximately 24% to 3,172

“Our leadership team was very pleased with BJ’s strong financial performance for the fourth quarter and for the full year of 2007,” commented Jerry Deitchle, President and CEO. “In spite of the increasingly difficult operating environment for both consumers and casual dining restaurants, BJ’s achieved a solid 4.9% increase in comparable restaurant sales for the fourth quarter and a strong 6.2% increase in comparable restaurant sales for the year. Our 4.9% increase in comparable restaurant sales during the fourth quarter represented our 45th consecutive quarter of positive comparisons on that measure since our 1996 IPO.”

“We remain confident that 2008 offers a significant opportunity for BJ’s to continue to gain market share in the estimated $90 billion-plus casual dining industry,” continued Deitchle. “Our leadership team has never felt better about the factors in BJ's business that we can control. We are well positioned to execute our 2008 restaurant expansion plan, which calls for the opening of as many as 15 new restaurants in high quality locations and with increased levels of landlord construction contributions. Our targeted 20% to 25% increase in total restaurant operating weeks during 2008 represents the most significant component of our expected growth in total revenues for the year. We do recognize that the operating environment in general for casual dining continues to be impacted by negative consumer sentiment and declining guest traffic. BJ’s is not immune from these uncontrollable pressures, as evidenced by the slight traffic decline in our comparable restaurants during the fourth quarter and softer sales trends during January, particularly in our ‘home court’ market of California where 33 of our 50 comparable restaurants are located. In light of the weaker national economy, we currently expect our comparable sales for the full year of 2008 to track closer to our longer-term targeted run rate of 1% to 3%. Having said that, we continue to work on our planned traffic-building initiatives for 2008 that will offer BJ’s a solid opportunity to drive increased sales. Most of these initiatives should be in full stride during the second half of this year.”

During the first half of 2008, the Company plans to roll out and promote BJ’s enhanced “curbside to-go” program that will feature on-line ordering, improved packaging and car-side cashiering. Additionally, the Company plans to roll out a “call-ahead” seating program for the convenience of our guests that will be managed within BJ’s automated table management system, thus providing what the Company believes to be a competitive advantage over similar programs offered by competitors. On the menu front, initiatives are being executed to introduce new high quality, signature entrées; upgraded bar offerings, including new wine and specialty drinks; and an upgraded lunch program that will feature many of BJ’s signature menu items. “We believe that our average guest check in the $12 range, coupled with our strengthened ‘casual-plus’ competitive positioning and our sales-building initiatives in progress, should provide BJ’s with a solid opportunity to continue to outperform most of our peers in this difficult environment,” said Deitchle.

Four new restaurants were opened during the fourth quarter of 2007 (Temple, TX; Austin, TX; Montebello, CA and Glendale, CA). Accordingly, the Company achieved its stated goal at the beginning of 2007 to open as many as 13 new restaurants during the year. During 2007, the national appeal of the BJ’s concept was demonstrated with successful openings in Florida, Ohio and Oklahoma. The Company reiterates its goal to open as many as 15 new restaurants during 2008 and thereby increase its total restaurant operating weeks another 20% to 25%. Signed leases or letters of intent are already in place to support targeted new restaurant growth for 2008, with eight new restaurants already under construction. As of this date, the Company currently expects to open two restaurants during the first quarter of 2008, of which one has already opened at the Tri-County Mall in Cincinnati, OH. The Company anticipates opening four new restaurants in the second quarter, five new restaurants in the third quarter and four new restaurants in the fourth quarter of 2008. The actual timing of restaurant openings is inherently difficult to precisely predict and is subject to weather conditions and other factors outside of the Company’s control, including factors that are under the control of the Company’s landlords, municipalities and contractors.

During the first quarter of 2008, the Company will close one of its smaller-format “BJ’s Pizza & Grill” restaurants located in the Portland, Oregon area upon expiration of its underlying lease. During fiscal 2007, this smaller-format restaurant contributed sales of only $1.2 million and operating income of less than $5,000. The Company does not expect the costs associated with closing this restaurant to have a material impact on the Company’s financial results for the first quarter of fiscal 2008.

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its fourth quarter earnings release and provide some commentary for the current year at 2:00 pm (Pacific) today, February 14, 2008. The Company will provide an Internet simulcast of the conference call. To listen to the conference call, please visit the “Investors” page of the Company's website located at http://www.bjsrestaurants.com several minutes prior to the start of the call to register and download any necessary audio software. An archive of the presentation will be available for 30 days following the call.

BJ's Restaurants, Inc. currently owns and operates 69 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (39), Texas (11), Arizona (4), Colorado (3), Oregon (3), Nevada (2), Florida (3), Ohio (2) and Oklahoma (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in 2008, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in 2008 and the timing and location of such openings. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 39 of our current 69 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer spending trends in general for casual dining occasions, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives and (xxii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Further information concerning the Company’s results of operations for fourth quarter 2007 will be provided in the Company’s Form 10-K filing, to be filed with the Securities and Exchange Commission by March 17, 2008.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	January 1, 2008		January 2, 2007		January 1, 2008		January 2, 2007

Revenues	$85,199	100.0%	$65,933	100.0%	$316,095	100.0%	$238,928	100.0%
Costs and expenses:
Cost of sales	21,508	25.2	16,895	25.6	80,374	25.4	61,420	25.7
Labor and benefits	29,631	34.8	23,163	35.1	111,031	35.1	83,292	34.9
Occupancy & operating expenses	17,016	20.0	12,935	19.6	61,906	19.6	46,198	19.3
General and administrative	6,645	7.8	5,015	7.6	26,008	8.2	19,832	8.3
Depreciation and amortization	4,084	4.8	2,916	4.4	14,421	4.6	9,983	4.2
Restaurant opening expense	1,762	2.1	1,606	2.4	6,940	2.2	5,253	2.2
Loss on disposal of assets	–	–	–	–	2,004	0.6	–	–
Total costs and expenses	80,646	94.7	62,530	94.7	302,684	95.7	225,978	94.6
Income from operations	4,553	5.3	3,403	5.3	13,411	4.3	12,950	5.4

Other income:
Interest income, net	702	0.8	601	0.9	3,306	1.0	1,690	0.7
Other income, net	111	0.1	2	–	482	0.2	39	–
Total other income	813	0.9	603	0.9	3,788	1.2	1,729	0.7
Income before income taxes	5,366	6.2	4,006	6.2	17,199	5.5	14,679	6.1

Income tax expense	1,674	2.0	1,184	1.8	5,494	1.7	4,834	2.0
Net income	$3,692	4.2%	$2,822	4.4%	$11,705	3.8%	$9,845	4.1%
Net income per share:
Basic	$0.14		$0.11		$0.45		$0.42
Diluted	$0.14		$0.11		$0.44		$0.41
Weighted average number of shares outstanding:
Basic	26,344		24,540		26,187		23,287
Diluted	26,902		25,297		26,880		24,131
Selected Balance Sheet Information
(Dollars in thousands)

Balance Sheet Data (end of period):	January 1, 2008	January 2, 2007

Cash, cash equivalents and short-term investments	$52,717	$84,653

Total assets	$285,299	$249,849

Total long-term debt, including current portion	$ –	$ –

Shareholders’ equity	$220,523	$202,862
	Thirteen Weeks Ended		Fifty-Two Weeks Ended
Supplemental Information (1)	January 1, 2008	January 2, 2007	January 1, 2008	January 2, 2007

Comparable restaurant sales % change	4.9%	5.5%	6.2%	5.8%
Restaurants opened during period	4	4	13	11
Restaurants open at period-end	68	55	68	55
Restaurant operating weeks	873	703	3,172	2,554

(1) Excludes the one licensed restaurant

Reconciliation of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included the following non-GAAP financial measures in this press release or in the webcast to discuss the Company's financial results for the fourth quarter and yearly period which may be accessed via the Company's website at http://www.bjsrestaurants.com: (i) non-GAAP net income, and (ii) non-GAAP basic and diluted net income per share. Each of these non-GAAP financial measures is adjusted from results based on GAAP to exclude certain expenses and gains. As a general matter, the Company uses these non-GAAP measures in addition to and in conjunction with results presented in accordance with GAAP. Among other things, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business. In addition, the Company believes that such non-GAAP financial information is provided by its competitors and such information is used by analysts and others in the investment community to analyze the Company's results and in formulating estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company's results have underperformed or exceeded expectations or the results of its competitors.

These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Non-GAAP net income and non-GAAP basic and diluted net income per share exclude the effects of (i) stock-based compensation expense, and (ii) a loss on the disposal of certain assets. In addition, non-GAAP net income and non-GAAP diluted net income per share reflect an adjustment of income tax expense associated with exclusion of the foregoing expense items. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above listed items. The Company believes that presentation of measures of net income and diluted net income per share that exclude these items assists management and investors in evaluating the period over period performance of the Company's ongoing core business operations because the expenses are non-cash in nature. Additionally, although the sizes of the Company’s grants of various equity awards are within the Company's control, the amount of stock compensation expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is recognized. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to the Company's net income and net income per share in comparison to prior periods as well as to its competitors. Furthermore, with the respect to the exclusion of charges relating to the disposal of certain assets, the Company believes that presentation of a measure of non-GAAP net income and net income per share that excludes such charges is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that the losses of this type are infrequent and variable in nature.

The Company believes disclosure of non-GAAP net income and non-GAAP basic and diluted net income per share has economic substance because the excluded expenses are infrequent in nature and do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measures of net income and diluted net income per share is that they may not be comparable with the calculation of net income and diluted net income per share for other companies in the Company's industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.

(Unaudited, dollars in thousands except for per share data)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	January 1		January 2,		January 1,		January 2,
	2008		2007		2008		2007

Net income as reported	$3,692	4.2%	$2,822	4.4%	$11,705	3.8%	$9,845	4.1%
Stock based compensation:
Labor and benefits (a)	208	0.2	7	–	719	0.2	36	–
General and administrative	572	0.7	355	0.5	2,228	0.7	1,628	0.7
Loss on disposal of assets	–	–	–	–	2,004	0.6	–	–
Tax effect - stock-based compensation	(243)	(0.3)	(119)	(0.2)	(941)	(0.3)	(575)	(0.2)
Tax effect - loss on disposal of assets	–	–	–	–	(640)	(0.2)	–	–
Non-GAAP net income	$4,229	4.8%	$3,065	4.7%	$15,075	4.8%	$10,934	4.6%

Basic net income per share:	$0.14		$0.11		$0.45		$0.42
Stock based compensation	0.03		0.01		0.11		0.07
Loss on disposal of assets	0.00		0.00		0.08		0.00
Tax effect - stock-based compensation	(0.01)		(0.00)		(0.04)		(0.02)
Tax effect - loss on disposal of assets	(0.00)		(0.00)		(0.02)		(0.00)
Non-GAAP basic net income per share	$0.16		$0.12		$0.58		$0.47

Diluted net income per share:	$0.14		$0.11		$0.44		$0.41
Stock based compensation	0.03		0.01		0.11		0.07
Loss on disposal of assets	0.00		0.00		0.07		0.00
Tax effect - stock-based compensation	(0.01)		(0.00)		(0.04)		(0.02)
Tax effect - loss on disposal of assets	(0.00)		(0.00)		(0.02)		(0.00)
Non-GAAP diluted net income per share	$0.16		$0.12		$0.56		$0.46

(a) Beginning fiscal year 2007, the Company implemented its Gold Standard Stock Ownership Program (“GSSOP”) to reward gold standard performance to its restaurant managers, executive kitchen managers, brewery operations and field supervision. The initial grant of restricted stock units for each participant in the GSSOP was granted on the first business day of the 2007 fiscal year. Prior to the GSSOP plan, the Company did not have a formal equity incentive program for its restaurant personnel.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, 714-500-2400